Exhibit 4.5

                             --------------------

                             INVESTMENT AGREEMENT

                             --------------------

                                   Between

                          BIOPHAN TECHNOLOGIES, INC.

                                     and

                        BOSTON SCIENTIFIC SCIMED, INC.

                          Dated as of June 30, 2005

                                TABLE OF CONTENTS

                                                                             Page

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01. Certain Defined Terms                                            1
SECTION 1.02. Additional Definitions                                           4

                                   ARTICLE II
                           EQUITY INVESTMENT; LICENSE

SECTION 2.01. Subscription for the Shares                                      4
SECTION 2.02. The Closing                                                      5
SECTION 2.03. Biophan Licensor Consents                                        6
SECTION 2.04. Termination by Biophan                                           6

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

SECTION 3.01. Organization, Authority and Qualification of the Company         7
SECTION 3.02. Subsidiaries                                                     7
SECTION 3.03. Capital Stock of the Company                                     7
SECTION 3.04. Authority Relative to this Agreement and the License Agreement   8
SECTION 3.05. No Conflict                                                      9
SECTION 3.06. Governmental Consents and Approvals                              9
SECTION 3.07. Absence of Certain Changes or Events; Conduct in Ordinary Course 9
SECTION 3.08. SEC Filings; Financial Statements                                9
SECTION 3.09. Litigation                                                       10
SECTION 3.10. Compliance with Laws                                             10
SECTION 3.11. Material Contracts                                               10
SECTION 3.12. Brokers                                                          10
SECTION 3.13. Regulatory Compliance                                            11
SECTION 3.14. Intellectual Property                                            11

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE INVESTOR

SECTION 4.01. Organization and Authority of the Investor                       12
SECTION 4.02. No Conflict                                                      12
SECTION 4.03. Governmental Consents and Approvals                              12
SECTION 4.04. Brokers                                                          13
SECTION 4.05. Investment Intent                                                13

                                    ARTICLE V
                               REGISTRATION RIGHTS

SECTION 5.01. Restriction on Sale of the Shares                                13
SECTION 5.02. Restrictive Legend                                               13
SECTION 5.03. Registration Procedures                                          13
SECTION 5.04. Expenses                                                         16
SECTION 5.05. Indemnification and Contribution                                 17
SECTION 5.06. Prospectus Delivery                                              19


                                   ARTICLE VI
                               GENERAL PROVISIONS

SECTION 6.01. Public Announcements and Publications                            19
SECTION 6.02. Further Action                                                   20
SECTION 6.03. Expenses                                                         20
SECTION 6.04. Notices                                                          20
SECTION 6.05. Severability                                                     21
SECTION 6.06. Entire Agreement                                                 21
SECTION 6.07. Assignment                                                       21
SECTION 6.08. No Third Party Beneficiaries                                     21
SECTION 6.09. Amendment                                                        21
SECTION 6.10. No Waiver                                                        21
SECTION 6.11. Dispute Resolution                                               22
SECTION 6.12. Governing Law                                                    22
SECTION 6.13. Counterparts                                                     22
SECTION 6.14. Waiver of Jury Trial                                             22
SECTION 6.15. Construction; Interpretation                                     23
SECTION 6.16. Remedies                                                         23
SECTION 6.17. Survival                                                         23
SECTION 6.18. Termination                                                      23

                            EXHIBITS AND SCHEDULES

Exhibit A    Form of License Agreement
Exhibit B    Form of Consent of AMRIs Patent GmbH
Exhibit C    Form of Opinion of Counsel to the Company
Disclosure Schedule

            INVESTMENT AGREEMENT, dated as of [?], 2005, between BIOPHAN TECHNOLOGIES, INC., a Nevada corporation (the "Company"), and BOSTON SCIENTIFIC SCIMED, INC., a Minnesota corporation (the "Investor", each a "Party" and together with the Company, the "Parties").

            WHEREAS, the Investor is engaged in the business of developing, manufacturing and marketing, among other things, biomedical technology used to treat cardiac and vascular disease;

            WHEREAS, the Company is in the business of developing technology to enable implantable medical devices and interventional devices to be used safely and effectively in conjunction with Magnetic Resonance Imaging;

            WHEREAS, the Investor has entered into a license agreement with the Company on the date hereof, the final form of which is attached hereto as Exhibit A (the "License Agreement"), that provides the Investor with an exclusive license for the use of certain of the Company's Intellectual Property and know-how in certain fields and a non-exclusive license for the use of certain other Intellectual Property of the Company; and

            WHEREAS, the Investor is willing to subscribe for capital stock of the Company;

            NOW, THEREFORE, in consideration of the premises and the mutual representations and warranties, agreements and covenants hereinafter set forth, the Parties hereby agree as follows:



                                  ARTICLE I

                                 DEFINITIONS

            SECTION 1.01.  Certain Defined Terms.  For purposes of this
Agreement:

            "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

            "AMP Biophan Licensor Consent" means the Biophan Licensor Consent of AMRIs Patent GmbH ("AMP"), the form of which is attached hereto as Exhibit B.

            "AMP License" means the AMP-Biophan License Agreement dated as of February 24, 2005, the Addendum to and Ratification of the AMP-Biophan License Agreement dated as of February 24, 2005 and any other agreements relating to either of the foregoing.

            "Agreement" or "this Agreement" means this Agreement and includes the Exhibits and the Disclosure Schedule, and all amendments hereto made in accordance with the provisions of Section 6.09.

            "Biophan Licensor Consents" means those acknowledgements and waivers set forth in Exhibit D to the License Agreement which are to be executed by the Biophan Licensors (as defined in the License Agreement).

            "Board of Directors" means the board of directors of the Company.

            "Business Day" means any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by Law to be closed in The City of New York.

            "Closing Date" means the date five (5) Business Days following the later to occur of (i) receipt by the Company of the executed AMP Biophan Licensor Consent or (ii) the receipt by the Company of notice from the Investor that it is electing to pay to the Company the payment provided for in Section 6.01(ii) of the License Agreement.

            "Common Stock" means the common stock of the Company, par value $0.005 per share.

            "Company IP Agreements" means (a) licenses of Intellectual Property by the Company to any third party, (b) licenses of Intellectual Property by any third party to the Company and (c) agreements between the Company and any third party relating to the development or use of Intellectual Property.

            "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

            "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof and forming a part of this Agreement.

            "Encumbrance" means any security interest, pledge, hypothecation, mortgage, lien (including, without limitation, environmental and Tax liens) or other encumbrance.

            "FDA" means the United States Food and Drug Administration.

            "Governmental Authority" means any United States or non-United States federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

            "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

            "Intellectual Property" means all intellectual property rights, including (i) United States and non-United States patents and patent applications, divisions, continuations, continuations-in-part, reissues or extensions thereof, (ii) trademarks, whether registered or unregistered and applications for registration thereof, (iii) copyrights, whether registered or unregistered and applications for registration thereof, and (iv) trade secrets, know-how, technology, proprietary information and data, including, without limitation, formulae, procedures, plans, methods, processes, specifications, models, protocols, techniques and experimentation, and design, testing and manufacturing data, and products, compositions and procedures.

            "knowledge of the Company" means the actual knowledge of each of Michael L. Weiner, Robert J. Wood and Stuart G. McDonald.

            "Law" means any United States or non-United States federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law.

            "Licensed Intellectual Property" means Intellectual Property licensed to the Company pursuant to the Company IP Agreements.

            "Material Adverse Effect" means any circumstance, change or effect that, individually or in the aggregate with all other circumstances, changes or effects: (a) would reasonably be expected to be materially adverse to the business, assets, operations, results of operations, prospects, liabilities (including, without limitation, contingent liabilities) or the financial condition of the Company and its Subsidiaries, taken as a whole, or
(b) would reasonably be expected to materially adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement or the License Agreement.

            "Owned Intellectual Property" means Intellectual Property owned by the Company.

            "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

            "Registrable Securities" means (a) the Shares issued pursuant to this Agreement and (b) any securities issuable or issued or distributed in respect of any of the Shares identified in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities on the Unrestricted Date.

            "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership, or joint venture or
(c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "Tax" means all income, gross receipts, gains, sales, use, employment, franchise, profits, excise, property, value added and other taxes, fees, stamp taxes and duties, assessments or charges of any kind, together with any interest and penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

            "Unrestricted Date" means the date upon which (i) all the Shares have been disposed of pursuant to a registration statement, (ii) all of the Shares then held by the Investor may be sold under the provisions of Rule 144 without limitation as to volume, whether pursuant to Rule 144(k) or otherwise, or (iii) the Company has determined that all Shares then held by the Investor may be sold without restriction under the Securities Act and has removed any stop transfer instructions relating to such Shares and offered to cause to be removed any restrictive legends on the certificates, if any, representing such Shares.

            "U.S. GAAP" means United States generally accepted accounting principles applied on a consistent basis.

            SECTION 1.02. Additional Definitions. The following terms have the meanings set forth in the Sections set forth below:

      Definition                                          Location

      "Blackout Event"................................... 5.03(n)
      "Certificates"..................................... 2.02(b)(vii)
      "Closing".......................................... 2.02(a)
      "Company".......................................... Preamble
      "Company Indemnified Party"........................ 5.05(b)
      "Company SEC Reports".............................. 3.08(a)
      "Exchange Act"..................................... 3.08(a)
      "Investor"......................................... Preamble
      "Investor Indemnified Party"....................... 5.05(a)
      "License Agreement"................................ Recitals
      "Notice of Disagreement"........................... 6.11
      "Parties".......................................... Preamble
      "Party"...........................................  Preamble
      "Purchase Price"................................... 2.01
      "Reference Statement Date"......................... 3.08(c)
      "SEC".............................................. 3.08(a)
      "Securities Act"................................... 3.08(a)
      "Shares"........................................... 2.01


                                  ARTICLE II

                          EQUITY INVESTMENT; LICENSE

            SECTION 2.01. Subscription for the Shares. Upon the basis of the representations and warranties set forth in this Agreement and subject to the terms and conditions set forth herein, on the Closing Date the Investor agrees to subscribe for, and the Company agrees to issue and sell to the Investor, a number of shares of Common Stock of the Company (the "Shares") equal to the quotient obtained by dividing $5,000,000 (the "Purchase Price") by the number equal to 110% of the average closing price of the Common Stock on the OTC Bulletin Board, as reported on [http://finance.yahoo.com], over the 30 calendar-day period prior to, but excluding, the Closing Date.

            SECTION 2.02. The Closing. i)Subject to the terms and conditions of this Agreement, including the delivery of the items described in (b) and (d) of this Section 2.02, the closing of the transactions contemplated by Section 2.01 of this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York at 10:00 A.M. (New York City time) on the Closing Date.

            (b) Closing Deliveries of the Company. At the Closing, the Company shall deliver or cause to be delivered to the Investor:

            (i) a true and complete copy, certified by the Secretary of the Company, of the resolutions duly and validly adopted by the Board of Directors evidencing its authorization of the execution and delivery of this Agreement and the License Agreement, and the consummation of the transactions contemplated thereby, accompanied by the certification of the Secretary of the Company as to the names and signatures of the officers of the Company authorized to sign this Agreement and the License Agreement and the other documents to be delivered thereunder;

            (ii) a certificate of an appropriate officer of the Company, in form and substance reasonably satisfactory to the Investor, that the representations and warranties of the Company contained in
      Article III hereof are true and correct on and as of the Closing Date and that the Company has complied with all agreements and conditions to be performed or satisfied on its part at or prior to the Closing Date;

            (iii) the opinion of the Company's outside counsel, dated as of the Closing Date, substantially in the form set forth in Exhibit C;

            (iv) a copy of (A) the articles of incorporation of the Company, as amended, certified by the Secretary of State of the State of Nevada, as of a date not earlier than three Business Days prior to the Closing Date and accompanied by a certificate of the Secretary of the Company, dated as of the Closing Date, stating that no amendments have been made to such articles of incorporation since such date, and
      (B) the bylaws of the Company, certified by the Secretary of the Company;

            (v) a good standing certificate for the Company issued by the Secretary of State of the State of Nevada, dated as of a date not earlier than three Business Days prior to the Closing Date;

            (vi) an executed copy of the AMP Biophan Licensor Consent and any other Biophan Licensor Consents which have been obtained by the Company prior to the Closing Date;

            (vii) irrevocable instructions to the transfer agent for the Common Stock directing the transfer agent to issue to the Investor certificates (the "Certificates") evidencing the Shares issued and sold by the Company to the Investor pursuant to this Agreement, duly and properly registered in the name of the Investor (or its designee); and

            (viii)      a receipt for the Purchase Price.

            (c) Post-Closing Deliveries of the Company. The Company shall deliver or cause to be delivered to the Investor:

            (i) executed copies of all Biophan Licensor Consents, excluding the AMP Biophan Licensor Consent and any other Biophan Licensor Consents delivered on the Closing Date pursuant to Section 2.02(b)(vi), within ninety (90) days after the date hereof; and

            (ii) certificates evidencing the Shares issued and sold by the Company to the Investor pursuant to this Agreement, duly and properly registered in the name of the Investor (or its designee) within thirty (30) days after the Closing.

            (d) Closing Deliveries of the Investor. At the Closing, the Investor shall deliver or cause to be delivered to the Company:

            (i) the Purchase Price, by wire transfer of immediately available funds to a bank account of the Company in the United States designated in writing by the Company not less than two Business Days prior to the Closing Date; and

            (ii) a receipt acknowledging delivery of the certificates representing the Shares.

            SECTION 2.03.  Biophan Licensor Consents

              If the Investor elects to terminate the License Agreement pursuant to Section 11.03(c) of the License Agreement, this Agreement shall terminate immediately and the parties hereto shall have no further obligations pursuant to this Agreement, except that, if the Closing has occurred, the Company shall repay the Purchase Price to the Investor within five (5) Business Days of such termination and, if the Certificates have been delivered to the Investor, the Investor shall return the Certificates to the Company within five (5) Business Days of such termination, in addition to satisfying any other requirements of such termination as provided for in the License Agreement.

            SECTION 2.04.  Termination by Biophan

            . If Biophan elects to terminate the License Agreement pursuant to Section 11.02(c) of the License Agreement and the Closing has not occurred on or before August 15, 2005, this Agreement shall automatically be terminated and the parties hereto shall have no further obligations pursuant to this Agreement.

                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANY

            As an inducement to the Investor to enter into this Agreement and the License Agreement, the Company hereby represents and warrants to the Investor as of the date hereof and as of the Closing Date (except for such representations and warranties as are expressly made as of another date) as follows:

            SECTION 3.01. Organization, Authority and Qualification of the Company The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not (a) materially adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the License Agreement or
(b) otherwise have a Material Adverse Effect. True and correct copies of the Company's articles of incorporation and bylaws, each as amended to the date hereof, are attached hereto as Section 3.01 of the Disclosure Schedule.

            SECTION 3.02. Subsidiaries. ii) Except as set forth in Section 3.02(a) of the Disclosure Schedule, there are no other corporations, partnerships, joint ventures, associations or other entities in which the Company or any Subsidiary thereof owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Except as set forth in Section 3.02(a) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a member of (nor is any part of their business conducted through) any partnership nor is the Company or any of its Subsidiaries a participant in any joint venture or similar arrangement.

            (b) Each of the Company's Subsidiaries: (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary.

            SECTION 3.03. Capital Stock of the Company The authorized capital stock of the Company consists of 125,000,000 shares of Common Stock. As of May 31, 2005, (a) 74,471,997 shares of Common Stock were issued and outstanding, (b) 8,187,355 shares of Common Stock were reserved for issuance pursuant to outstanding options granted pursuant to the Company's 2001 Stock Option Plan, (c) 1,983,362 shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants in the amounts and at the exercise prices disclosed on Section 3.03 of the Disclosure Schedule, and (d) no shares of preferred stock are authorized. No shares of capital stock of the Company are held in its treasury. All of the outstanding shares of the Company's capital stock are duly and validly issued, fully paid and nonassessable. None of the issued and outstanding shares of capital stock of the Company was issued in violation of any preemptive rights. Except (i) that advances under the Company's Convertible Note dated May 27, 2005 to Biomed Solutions, LLC (the "Biomed Note") in the amount of $1,000,000 on June 3, 2005 are convertible into shares of Common Stock at the rate of $2.12 per share and advances under the Biomed Note in the amount of $1,000,000 on June 14, 2005 are convertible into shares of Common Stock at the rate of $2.92 per share or (ii) as set forth in the first sentence of this Section or (iii) in
Section 3.03 of the Disclosure Schedule, there are no options, warrants, subscriptions, calls, convertible securities or other rights, agreements, arrangements or commitments relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other equity interest in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Shares to be issued and sold pursuant to this Agreement have been duly and validly authorized by the Company, and, at the Closing, the Shares will have been duly and validly issued, fully paid and non-assessable, and the issuance of such Shares shall not be subject to preemptive or other similar rights. To the knowledge of the Company, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Company's capital stock, except as described on Section 3.03 of the Disclosure Schedule. There are no accrued and unpaid dividends on any capital stock of the Company.

            SECTION 3.04. Authority Relative to this Agreement and the License Agreement. iii)The Company has all necessary corporate power and authority to enter into this Agreement and the License Agreement, to carry out its obligations hereunder or thereunder and to consummate the transactions contemplated hereby or thereby. The execution and delivery by the Company of this Agreement and the License Agreement, the performance by the Company of its obligations hereunder or thereunder and the consummation by the Company of the transactions contemplated hereby or thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement and the License Agreement have been, or upon their execution shall be, duly executed and delivered by the Company, and (assuming due execution and delivery thereof by each other party thereto, if applicable) this Agreement and the License Agreement constitute, or upon their execution shall constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights and remedies generally, and (ii) the effect of general equitable principles, regardless of whether asserted in a proceeding in equity or at law.

            (b) All corporate actions taken by the Company have been duly authorized, and the Company has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its restated certificate of incorporation or bylaws, excluding any such action that would not have a Material Adverse Effect.

            (c) The minute books of the Company made available to the Investor are the only minute books of the Company and contain an accurate summary of all meetings of the Board of Directors (and the committees thereof) and stockholders or actions by written consent.

            SECTION 3.05. No Conflict. The execution, delivery and performance by the Company of this Agreement and the License Agreement do not
(a) violate, conflict with or result in the breach of any provision of its articles of incorporation or bylaws, each as amended through the date hereof,
(b) conflict with or violate any Law or Governmental Order applicable to the Company, any of its Subsidiaries, or any of its assets, properties or businesses, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on the Common Stock or any of the properties or assets of the Company pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party or by which any of its Common Stock or assets or properties is bound or affected, except, with respect to clause (c), for any such conflicts, violations, breaches, defaults or other occurrences that have not had, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

            SECTION 3.06. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the License Agreement by the Company do not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority.

            SECTION 3.07. Absence of Certain Changes or Events; Conduct in Ordinary Course. Except as set forth in Section 3.07 of the Disclosure Schedule, since the Reference Statement Date (as defined below), the business of the Company has been conducted in the ordinary course, in a manner consistent with past practices and there has been no Material Adverse Effect.

            SECTION 3.08. SEC Filings; Financial Statements. iv)The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC"). The Company's (i) Annual Report on Form 10-KSB for the fiscal year ended February 28, 2005, (ii) proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since March 1, 2004 and (iii) other forms, reports and other registration statements filed by the Company with the SEC since March 1, 2005 (the forms, reports and other documents referred to in clauses (i), (ii), and (iii) above being, collectively, the "Company SEC Reports"), (x) were prepared in all material respects in accordance with either the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations promulgated thereunder, and (y) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any form, report or other document with the SEC.

            (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with U.S. GAAP throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which would not have had, and would not reasonably be expected to have, a Material Adverse Effect).

            (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and its consolidated Subsidiaries as of February 28, 2005, including the notes thereto (the "Reference Statement Date"), or in
Section 3.08(c) of the Disclosure Schedule, neither the Company nor any Subsidiary has any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations incurred in the ordinary course of business consistent with past practice which have not had and would not reasonably be expected to have a Material Adverse Effect.

            (d) As of the date of this Agreement, the Company has heretofore furnished to the Investor complete and correct copies of (i) all agreements, documents and other instruments not yet filed by the Company with the SEC but that are currently in effect and that the Company expects to file with the SEC after the date of this Agreement and (ii) all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

            SECTION 3.09. Litigation. Except as set forth on Section 3.09 of the Disclosure Schedule, there is no Action pending (or, to the knowledge of the Company, threatened) by or against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is subject to any Governmental Order (nor, to the knowledge of the Company, are there any Governmental Orders threatened to be imposed by any Governmental Authority) which has had or would reasonably be expected to have a Material Adverse Effect.

            SECTION 3.10.  Compliance with Laws.  Except as set forth in
Section 3.10 of the Disclosure Schedule and except as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company
(a) the Company and its Subsidiaries have conducted and continue to conduct their business in all respects in accordance with all Laws and Governmental Orders applicable to the Company and such Subsidiaries, and (b) neither the Company nor its Subsidiaries is in violation of any such Law or Governmental Order.

            SECTION 3.11. Material Contracts. The Company has filed with the Company SEC Reports all contracts and agreements that are required to be filed therewith under applicable Law.

            SECTION 3.12. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the License Agreement based upon arrangements made by or on behalf of the Company.

            SECTION 3.13. Regulatory Compliance. To the knowledge of the Company, each product or drug that is being or has been tested or created by the Company is being or was tested or created in compliance with all material requirements of applicable Law. Except as disclosed in Section 3.13 of the Disclosure Schedule, the Company has not received any notice from the FDA or any other Governmental Authority alleging any violation by the Company of any Law. Except as disclosed in Section 3.13 of the Disclosure Schedule, the Company has not received any written notice that the FDA or any other Governmental Authority has threatened to investigate or suspend any research activities, pre-clinical programs or clinical trials being conducted by the Company.

            SECTION 3.14. Intellectual Property. v) Section 3.14(a) of the Disclosure Schedule sets forth a true and complete list of (i) all patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications, and domain names included in the Owned Intellectual Property, and (ii) all Company IP Agreements, except for any commercial off-the-shelf software licenses, "shrink-wrap" or "click through" licenses that are not material to the Company's business and
(iii) other Owned Intellectual Property material to the Company's business.

             b) The Company is the exclusive owner of the entire right, title and interest in and to the Owned Intellectual Property, and has a valid license to use the Licensed Intellectual Property in connection with its business as currently conducted. The Company is entitled to use all Owned Intellectual Property and Licensed Intellectual Property in the continued operation of its business without limitation, subject only to the terms of the Company IP Agreements, as the case may be. The Owned Intellectual Property and the Licensed Intellectual Property have not been adjudged invalid or unenforceable in whole or in part, and, to the knowledge of the Company, are valid and enforceable.

             c) To the knowledge of the Company, the conduct of its business as currently conducted does not infringe or misappropriate the Intellectual Property of any third party, and no Action alleging any of the foregoing is pending, and no unresolved, written claim has been threatened in writing or received by the Company alleging any of the foregoing. To the knowledge of the Company, no person is engaging in any activity that infringes the Owned Intellectual Property.

             d) No Owned Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property or that would impair the validity or enforceability of such Intellectual Property.

             e)The consummation of the transactions contemplated by this Agreement will not result in the termination, loss or impairment of any of the Owned Intellectual Property or the rights of the Company under the Company IP Agreements.

             f)The Company has taken reasonable steps in accordance with industry standards to maintain the security, confidentiality and value of its technology, trade secrets and other confidential Intellectual Property material to the Company's business, including, without limitation, all tangible embodiments thereof.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                               OF THE INVESTOR

            The Investor hereby represents and warrants to the Company as follows:

            SECTION 4.01. Organization and Authority of the Investor. The Investor is a corporation duly organized, validly existing and in good standing under the Laws of the State of Minnesota and has all necessary corporate power and authority to enter into this Agreement and the License Agreement, to carry out its obligations hereunder or thereunder and to consummate the transactions contemplated hereby or thereby. The execution and delivery by the Investor of this Agreement and the License Agreement, the performance by the Investor of its obligations hereunder or thereunder and the consummation by the Investor of the transactions contemplated hereby or thereby have been duly authorized by all requisite corporate action on the part of the Investor. This Agreement and the License Agreement have been, or upon their execution shall be, duly executed and delivered by the Investor, and (assuming due execution and delivery hereof and thereof by each other party thereto, if applicable) this Agreement and the License Agreement constitute, or upon their execution shall constitute, the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, subject to (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, and other similar Laws relating to or affecting creditors' rights and remedies generally, and
(b) the effect of general equitable principles, regardless of whether asserted in a proceeding in equity or at law.

            SECTION 4.02. No Conflict. The execution, delivery and performance by the Investor of this Agreement and the License Agreement do not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or the by-laws of the Investor, (b) conflict with or violate any Law or Governmental Order applicable to the Investor or any of its assets, properties or businesses or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Investor is a party or by which any of its assets or properties is bound or affected, which, in the case of this clause (c), would adversely affect the ability of the Investor to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the License Agreement.

            SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance by the Investor of this Agreement and the License Agreement do not require any consent, approval, authorization or other order of, action by, filing with, or notification to any Governmental Authority.

            SECTION 4.04. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the License Agreement based upon arrangements made by or on behalf of the Investor.

            SECTION 4.05. Investment Intent. The Investor is acquiring the Shares for its own account solely for the purpose of investment and not as a nominee or agent and not with a view to, or for offer or sale in connection with, any distribution thereof.



                                  ARTICLE V

                             REGISTRATION RIGHTS

            SECTION 5.01. Restriction on Sale of the Shares. The Investor acknowledges that the Shares are being issued pursuant to an exemption from registration under the Securities Act, have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act and any applicable securities laws or unless an exemption from such registration is available.

            SECTION 5.02. Restrictive Legend. xi) Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

            THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE INVESTMENT AGREEMENT, DATED [o], 2005, BETWEEN THE COMPANY AND BOSTON SCIENTIFIC SCIMED, INC., ON FILE AT THE OFFICES OF THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH LAWS.

            (b) The Company may refuse to register (or permit its transfer agent to register) any transfer of any Shares not made in accordance with this Article V and for such purpose may place stop order instructions with its transfer agent with respect to the Shares.

            (c) The Company shall, at the request of the Investor, remove from each certificate evidencing the Shares the legend described in Section 5.02(a) and cause its transfer agent to remove any stop transfer instructions if in the opinion of counsel reasonably satisfactory to the Company the securities evidenced thereby may be publicly sold without registration under the Securities Act and applicable state securities laws.

            SECTION 5.03.  Registration Procedures.  The Company shall:

            (a) as soon as practicable, but in any event no later than sixty (60) Business Days following the date hereof, prepare and file with the SEC a Registration Statement under the Securities Act on Form S-1, or such other form that the Company is eligible to use for such purpose, relating to the sale of the Registrable Securities by the Investor from time to time on the facilities of any securities exchange or other trading system on which the Common Stock is then traded or in privately-negotiated transactions;

            (b) use its reasonable best efforts to cause such Registration Statement promptly to become and remain effective for a period of time required for the disposition of such securities by the holders thereof or until the Unrestricted Date, whichever is earlier; provided, however, that before filing such registration statement or any amendments thereto, the Company shall furnish the representatives of the Investor copies of all documents proposed to be filed, which documents shall be subject to the review of such representatives. The Company shall not be deemed to have used its reasonable best efforts to keep a Registration Statement effective if it voluntarily takes any action that would result in the Investor not being able to sell its Registrable Securities, unless such action is required under applicable Law;

            (c) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of or until the Unrestricted Date, whichever is earlier;

            (d) furnish to the Investor such number of conformed copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits if requested by the Investor), and of each prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Investor may reasonably request;

            (e) use its reasonable best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as the Investor shall reasonably request, and to keep such registration or qualification in effect for so long as such Registration Statement remains in effect (provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to do so; and provided further that the Company shall not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that the Investor submit any shares of its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless the Investor agrees to do so), and do such other reasonable acts and things as may be required of it to enable the Investor to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

            (f) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make an earnings statement satisfying the provisions of Section 11(a) of the Securities Act generally available to the Investor no later than 45 days after the end of any twelve-month period (or 90 days, if such period is a fiscal year)
  (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten public offering, or
  (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover said twelve-month period;

            (g) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which the Common Stock is then listed or quoted, if any;

            (h)   give written notice to the Investor:

                  (i) when such Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

                  (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

                  (iii) of the issuance by the SEC of any stop order
            suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

                  (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (v) of the happening of any event that requires the Company to make changes in such Registration Statement or the prospectus in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);

            (i) use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

            (j) furnish to the Investor, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Investor so requests in writing, all exhibits (including those, if any, incorporated by reference);

            (k) upon the occurrence of any event contemplated by Section 5.03(h)(v) above, promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Investor, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Investor in accordance with Section 5.03(h)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Investor shall suspend use of such prospectus and use its reasonable best efforts to return to the Company all copies of such prospectus (at the Company's expense) other than permanent file copies then in the Investor's possession;

            (l) make reasonably available for inspection by representatives of the Investor, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by such representative or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all relevant information reasonably requested by such representative or any such attorney, accountant or agent in connection with the registration; and

            (m) use reasonable best efforts to procure the cooperation of the Company's transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Investor.

            (n) Notwithstanding anything in this Article V to the contrary, the Company shall not be obligated to request acceleration of the effectiveness of the registration statement or to prepare and file a post-effective amendment or supplement to the registration statement or the prospectus constituting a part thereof during the continuance of a Blackout Event. A "Blackout Event" means any of the following: (i) the possession by the Company of material information that is not ripe for disclosure in a registration statement or prospectus, as determined in good faith by the Chief Executive Officer or the Board of Directors of the Company or that disclosure of such information in a registration statement or the prospectus constituting a part thereof would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement or prospectus at such time; provided, however, that no Blackout Event may last for more than 90 days.

            SECTION 5.04. Expenses. All expenses incurred in connection with each registration pursuant to Section 5.03, including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance), listing fees or fees of the NASD, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws and fees and disbursements of counsel for the Company, shall be paid by the Company, except that the Investor shall bear and pay (i) any commissions or discounts applicable to securities offered for its account in connection with any registrations, filings and qualifications made pursuant to this Agreement and (ii) any fees and expenses incurred in respect of counsel or other advisors to the Investor.

            SECTION 5.05. Indemnification and Contribution. xii)The Company shall indemnify and hold harmless the Investor, each of its directors and officers, each Person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities Act), and each Person, if any, who controls the Investor or a participating Person within the meaning of the Securities Act (collectively, the "Investor Indemnified Parties"), against any losses, claims, damages or liabilities, joint or several, to which any such Investor Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse any such Investor Indemnified Party for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to an Investor Indemnified Party in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission
(i) made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Investor Indemnified Party, or (ii) contained in any Prospectus that is corrected or disclosed in any subsequent Prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Investor Indemnified Party, and shall survive the transfer of such securities by the Investor.

            (b) The Investor shall indemnify and hold harmless the Company, each of its directors and officers, each Person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) (collectively, "Company Indemnified Parties") against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of the Investor expressly for use in connection with such registration; and the Investor shall reimburse any legal or other expenses reasonably incurred by any Company Indemnified Party (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of the Investor hereunder shall be limited to the net proceeds received by the Investor in connection with any such registration under the Securities Act.

            (c) If the indemnification provided for in this Section 5.05 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. If the allocation provided in this paragraph (c) is not permitted by applicable Law, the parties shall contribute based upon the relevant benefits received by the Company from the original issuance of the securities on the one hand and the aggregate proceeds received by the Investor from the sale of securities on the other.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.05(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the other party who was not guilty of such fraudulent misrepresentation.

            (d) Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by the indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the indemnified party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the indemnified party shall not relieve the indemnifying party of any liability that it may have to the indemnifying party hereunder unless such failure is materially prejudicial to the indemnifying party. If notice of commencement of any such action is given to the indemnifying party as provided above, the indemnifying party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action, or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the indemnifying party. No indemnifying party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

            (e) The agreements contained in this Section 5.05 shall survive the transfer of the Registrable Securities by the Investor and sale of all the Registrable Securities pursuant to any registration statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Investor, the Investor's directors or officers or any participating or controlling Person.

            SECTION 5.06. Prospectus Delivery. In connection with the sale of any Shares pursuant to a registration statement, the Investor shall deliver to the purchaser thereof the Prospectus forming a part of the registration statement and all relevant supplements thereto which have been provided by the Company to the Investor on or prior to the applicable delivery date, all in accordance with the requirements of the Securities Act and the rules and regulations promulgated thereunder and any applicable state securities laws. If at any time or from time to time, the Company notifies the Investor in writing that the registration statement or the prospectus forming a part thereof (taking into account any prior amendments or supplements thereto) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Investor shall not offer or sell any Shares or engage in any other transaction involving or relating to the Shares, from the time of the giving of notice with respect to such untrue statement or omission until the Investor receives written notice from the Company that such untrue statement or omission no longer exists or has been corrected or disclosed in an effective post-effective amendment to the registration statement or a valid prospectus supplement to the prospectus forming a part thereof.


                                  ARTICLE VI

                              GENERAL PROVISIONS

            SECTION 6.01. Public Announcements and Publications. Except as required by Law or by the requirements of any securities exchange on which the securities of a Party hereto are listed, no Party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the License Agreement or the transactions contemplated hereby or thereby or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other Party. The Parties shall cooperate as to the timing and contents of any such press release or public announcement.

            SECTION 6.02. Further Action. Each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

            SECTION 6.03. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such costs and expenses.

            SECTION 6.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made by delivery in person, by an internationally recognized overnight courier service, by telecopy or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.04):

            (a)   if to the Company:

                  Biophan Technologies, Inc.
                  150 Lucius Gordon Drive
                  West Henrietta, New York 14586
                  Telecopy:  (585) 427-2433
                  Attention:  Michael L. Weiner, President and CEO

                  with a copy to:

                  Nixon Peabody LLP
                  100 Summer Street
                  Boston, Massachusetts 02110-2131
                  Telecopy:  (866) 743-4899
                  Attention:  William E. Kelly, Esq.

            (b)   if to the Investor:

                  Boston Scientific Corporation
                  One Boston Scientific Place
                  Natick, Massachusetts  01760-1537
                  Telecopy:  (508) 650 8956
                  Attention:  General Counsel

                  with a copy to:

                  Shearman & Sterling LLP
                  599 Lexington Ave.
                  New York, New York 10022-6069
                  Telecopy:  (646) 848-8966
                  Attention:  Clare O'Brien, Esq.

            Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

            SECTION 6.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

            SECTION 6.06. Entire Agreement. This Agreement and the License Agreement constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

            SECTION 6.07. Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Party may assign this Agreement without the prior written consent of the other Party. No assignment by either Party permitted hereunder shall relieve the applicable Party of its then-existing obligations under this Agreement.

            SECTION 6.08. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever. Without limiting the generality of the foregoing, no purchaser of Shares from the Investor shall have any rights under this Agreement without the prior written consent of the Company.

            SECTION 6.09. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by authorized representatives of the Company and the Investor.

            SECTION 6.10. No Waiver. The delay or failure of either Party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such Party thereafter to enforce such provisions.

            SECTION 6.11. Dispute Resolution. Except to the limited extent necessary to (i) avoid expiration of a claim, (ii) comply with deadlines under applicable Law, or (iii) obtain interim relief, including injunctive relief, to preserve the status quo or prevent irreparable harm, neither Party shall file an action or institute legal proceedings with respect to any dispute, controversy, or claim arising out of this Agreement or the validity, interpretation, breach or termination thereof, including claims seeking redress or asserting rights under any Law, until:

            (a) the aggrieved Party has given the other Party written notice ("Notice of Disagreement"), in accordance with Section 6.04 of this Agreement, of its grievance setting forth the basis for such dispute and the remedy desired;

            (b) the other Party has failed to provide a prompt and effective remedy (in the view of the aggrieved Party);

            (c) the aggrieved Party has requested in writing senior executives for both Parties to promptly meet and discuss the matter detailed in the Notice of Disagreement in order to consider informal and amicable means of resolution; and

            (d) (i) the senior executives for both Parties have met at least three times and have not been able to resolve the dispute to the mutual satisfaction of the Parties or (ii) more than sixty (60) Business Days have passed since the date of the Notice of Disagreement.

            SECTION 6.12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York. The Parties unconditionally and irrevocably agree and consent to the exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan, State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and further agree not to commence any such action, suit or proceeding except in any such court.

            SECTION 6.13. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 6.14. Waiver of Jury Trial. Each of the Company and the Investor hereby knowingly, voluntarily and irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any course of conduct, course of dealing or statements (whether oral or written) or actions of the Company or the Investor in the negotiation, administration, performance or enforcement thereof.

            SECTION 6.15. Construction; Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

            SECTION 6.16. Remedies. The Parties hereto agree that irreparable damage would occur in the event any covenant or agreement in this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the covenants and agreements contained herein. The Parties further agree that the right of each Party hereto to assert claims for damages shall be the sole and exclusive right and remedy exercisable by such Party with respect to any breach by the other Party hereto of any representation or warranty contained in this Agreement. Neither Party to this Agreement shall be liable to the other Party to this Agreement for any consequential, incidental, special or punitive damages, including without limitation lost profits, by virtue of any breach or inaccuracy of any covenant, agreement, representation or warranty contained in this Agreement except to the extent a Party to this Agreement becomes liable to a person or entity not a party to this Agreement for any such damages and the facts and circumstances giving rise to such damages are of the sort that would otherwise entitle such Party to assert claims for such damages against the other Party pursuant to the immediately preceding sentence. From and after the Closing, neither the Company nor the Investor shall be entitled to rescind the transactions contemplated by this Agreement by virtue of any failure of any Party's representations or warranties herein to have been true or any breach of any Party's covenants or agreements hereunder except as provided in this Agreement.

            SECTION 6.17. Survival. Neither Party makes any representation or warranty, implied or otherwise, to the other Party except as specifically made in this Agreement. All representations and warranties of the Company contained in this Agreement shall survive the execution and delivery of this Agreement and shall continue in full force and effect for a period of six (6) months after the Closing Date, and all liability with respect to such representations and warranties shall thereupon be extinguished. Notwithstanding the foregoing, (i) the representations and warranties of the Company contained in Sections 3.01, 3.03 and 3.04(a) shall continue in full force and effect indefinitely and (ii) the provisions of Article V shall continue in full force and effect until the Unrestricted Date, except that the provisions of Section 5.05 shall continue in full force and effect until 60 Business Days following the expiration of the statute of limitations applicable to any claims which may be brought against a Party to this Agreement and for which such Party is entitled to seek indemnification from the other party to this Agreement. The obligations of the Company with respect to claims made pursuant to a particular representation or warranty shall expire simultaneously with such representation or warranty; provided, however, that such obligations shall survive with respect to any pending claim until the pending claim is settled or otherwise satisfied if written notice of such claim, specifying in reasonable detail the factual basis therefor and the amount or estimated amount thereof, is given by the Investor to the Company prior to the expiration of the representation or warranty upon which it is based.

            SECTION 6.18. Termination. This Agreement may be terminated at any time prior to the Closing by either Party if the Closing has not occurred by August 15, 2005; provided however, that the right to terminate this Agreement under this Section 6.18 shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.

                           [Signature Page Follows]

            IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date first written above.

                                    BIOPHAN TECHNOLOGIES, INC.


                                    By:  /s/  Robert J.Wood
                                         ---------------------------------------
                                         Name:  Robert J. Wood
                                         Title:    Chief Financial Officer


                                    BOSTON SCIENTIFIC SCIMED, INC.

                                    By:  /s/  Lawrence C. Best
                                         ---------------------------------------

                                         Name:  Lawrence C. Best
                                         Title:     Vice President
                                         and Chief Financial Officer